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Exhibit 11.  Computation Re: Earnings Per Share
                       (dollars in thousands, except per share amounts)

                           ---------------------------------------------------------------------------------------------------------
                                              Three Months Ended,                            Six Months Ended,
                           ---------------------------------------------------------------------------------------------------------
                                   June 30, 1999          June 30, 1998               June 30, 1999               June 30, 1998
                           ------------------------  ----------------------- ----------------------- -------------------------------
                                   Weighted   Per           Weighted   Per         Weighted   Per                Weighted      Per
                                   Average   Share           Average  Share         Average  Share                Average      Share
                           Income  Shares   Amount   Income  Shares  Amount  Income Shares   Amount  Income       Shares      Amount
                           ------------------------  ----------------------- ---------------------- --------  ----------- ----------

Basic Earnings per
   Common Share
Income available to
   common shareholders     $2,478  7,212    $0.34    $1,427  7,193   $0.20   $4,764 7,209    $0.66   $3,405       7,180       $0.47
                                           =======                  ======                  =======                          =======

Effect of Dilutive Shares
Options issued to
   management                   -     33                  -     70                -    35                 -          70
                           ------- ------            -------- ----           ------- -----           -------      ------

Diluted Earnings per
   Common Share            $2,478  7,245    $0.34    $1,427  7,263   $0.20   $4,764 7,244    $0.66   $3,405       7,250       $0.47
                           ======= ====== =========  ======= ====== ======== ====== ======= ======== =======  ===========    =======
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